SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             -----------------------

Date of report (Date of earliest event reported):    September 18, 1997

                                  RISCORP, INC.
               (Exact Name of Registrant as Specified in Charter)

      Florida                       0-27462                    65-0335150

(State or Other Jurisdiction  (Commission File Number)       (IRS Employer
   of Incorporation)                                        Identification No.)


                                1390 Main Street
                             Sarasota, Florida 34236
          (Address of Principal Executive Offices, including Zip Code)


Registrant's telephone number, including area code:  (941) 951-2022



(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

     On September 18, 1997, the U.S. Attorney's Office in Pensacola, Florida announced that a United States grand jury had indicted RISCORP, Inc. (the "Company") and five former officers, including William D. Griffin, founder and Chairman of the Board, for various charges stemming from alleged illegal political campaign contributions. On September 18, 1997, the Board of Directors approved a guilty plea by RISCORP Management Services, Inc., a wholly owned, non-regulated subsidiary of the Company, to a single count of conspiracy to commit mail fraud. As a result of the plea being negotiated with the U.S. Attorney, it is expected that the indictment against the Company will be dismissed. Mr. Griffin has resigned from the Board of Directors of the Company and all other positions with the Company and its subsidiaries.

     A copy of the press release issued by the Company with respect to the foregoing matters is filed herewith as Exhibit 99 and is incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         The following exhibit is filed as a part of this report:

         EXHIBIT NO.                                      DESCRIPTION

              99                Press Release, dated September 18, 1997



                                                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                    RISCORP, INC.


                                    By:   /s/ Frederick M. Dawson
                                              Frederick M. Dawson
                                              Chief Executive Officer

Dated:   October 1, 1997